Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51494), Form S-8 (No. 333-143770) and Form S-3 (No. 333-145668) of Leucadia National Corporation of our report dated September 8, 2006 relating to the financial statements of AmeriCredit Corp., which appears in the Current Report on Form 8-K of Leucadia National Corporation dated April 9, 2008.

PricewaterhouseCoopers LLP

Dallas, Texas

April 8, 2008